Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Imperva, Inc. 2015 Equity Inducement Plan, As Amended of our reports dated February 24, 2017, with respect to the consolidated financial statements of Imperva, Inc., and the effectiveness of internal control over financial reporting of Imperva, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

August 10, 2017